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                                                                     EXHIBIT 1.1


                       FORD MOTOR COMPANY CAPITAL TRUST II


             - -% Cumulative Convertible Trust Preferred Securities
               (Liquidation Preference $50 per Preferred Security)

                        [Form of Underwriting Agreement]

                                                                         -, 2002

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
      As Representatives of the several
      underwriters listed in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

                  Ford Motor Company Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss. 3801 et seq.), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of - -% Cumulative Convertible Trust Preferred Securities of the Trust (the "Underwritten Securities") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, at the option of the Underwriters, up to an additional
- -% Cumulative Convertible Trust Preferred Securities of the Trust (the "Option Securities"). The Underwritten Securities and the Option Securities are herein referred to as the "Preferred Securities". The Preferred Securities will be convertible at the option of the holder thereof into shares of common stock, par value $0.01 per share (the "Common Stock"), of Ford Motor Company, a Delaware corporation (the "Company").

                  The Preferred Securities will be guaranteed by the Company with respect to distributions and amounts payable upon liquidation or redemption (the "Guarantee"), to the extent described in the Prospectus (as defined below), pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be dated as of the First Time of Delivery (as defined below) executed and delivered by the Company and JPMorgan Chase Bank, as Guarantee Trustee (the "Guarantee Trustee") for the benefit of the holders from time to time of the Preferred Securities. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase $- in aggregate principal amount of -% Junior Subordinated Convertible Debentures due - (the "Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued





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pursuant to the amended and restated declaration of trust of the Trust, to be dated as of - (the "Declaration"), among the Company, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to an Indenture to be dated as of - (the "Indenture") between the Company and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"). The shares of Common Stock initially issuable upon conversion of the Debentures, as described in the Prospectus, are referred to herein as the "Conversion Shares". The Preferred Securities, the Guarantee, the Debentures and the Conversion Shares are collectively referred to herein as the "Securities". Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

         1. Each of the Trust and the Company jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3 ( "Registration Statement No. 333-49164") and a registration statement on Form S-3 ("Registration Statement No. 333-75214"), each as amended by Pre-Effective Amendment No. 1 to Registration Statement No. 333-75214, have been filed with the Securities and Exchange Commission (the "Commission") (Registration Statement No. 333-75214 also constitutes Post-Effective Amendment No. 1 to Registration Statement
         No. 333-49164); such registration statements and any amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; and no stop order suspending the effectiveness of either registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the preliminary prospectus together with the preliminary prospectus supplement included in Pre-Effective Amendment No. 1 to Registration Statement No. 333-75214 or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, taken together, is hereinafter called the "Preliminary Prospectus"; Registration Statement No. 333-49164, as amended by Registration Statement No. 333-75214, and Registration Statement No. 333-75214, as amended by Pre-Effective Amendment No. 1 thereto, at the time at which Registration Statement No. 333-75214 became effective, and the documents incorporated by reference in such registration statements pursuant to Item 12 of Form S-3 under the Act, including the information contained in the form of final prospectus and final prospectus supplement, each dated -, filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the registration statements at the time Registration Statement No. 75214 was declared effective, and also including the exhibits and schedules thereto, taken together, being hereinafter collectively referred to as the "Registration Statement"; such final prospectus and final prospectus supplement, each dated -, in the form first filed with the Commission pursuant to Rule 424(b) under the Act, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, taken together, being hereinafter referred to as the "Prospectus"; any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date



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         of the Registration Statement or the date of the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of such Registration Statement or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein).

                  (b) No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;)

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein or (ii) that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Forms T-1 (the "Forms T-1");

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole;

                  (e) The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and is not required to be authorized to do business in any other jurisdiction;




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                  (f) Each of Ford Motor Credit Company ("FMCC"), Ford Holdings
         LLC, The American Road Insurance Company, The Hertz Corporation and Granite Management Corporation, to the extent then a subsidiary of the Company (collectively, the "Principal Subsidiaries"), has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, and all of the issued shares of capital stock of FMCC and of each of the other Principal Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and the shares of FMCC and of the other Principal Subsidiaries, being all the outstanding shares of common stock of FMCC and the other Principal Subsidiaries, are owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

                  (g) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                  (h) The Conversion Shares have been duly authorized by the Company and validly reserved for issuance by the Company upon conversion of the Debentures by all necessary corporate action of the Company, and the Conversion Shares, when duly issued by the Company, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; and the issuance of the Conversion Shares will not be subject to preemptive or similar rights;

                  (i) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Declaration, the Indenture and the Guarantee Agreement; the Trust has the business trust power and authority to execute, deliver and perform its obligations under this Agreement;

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and the Trust;

                  (k) The Preferred Securities have been duly and validly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered against payment therefor as provided herein, will be duly and validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights, and will conform to the description thereof contained in the Prospectus; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

                  (l) The Declaration has been duly authorized by the Company and, as of the First Time of Delivery, will have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of the Declaration by the Trustees,




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         the Declaration will, as of the First Time of Delivery, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or considerations of public policy or the effect of applicable law relating to fiduciary duties;

                  (m) The Guarantee Agreement has been duly authorized by the Company and, as of the First Time of Delivery, will have been duly executed and delivered by the Company. As of the First Time of Delivery, the Guarantee Agreement will be duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee and upon execution and delivery by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (n) The Indenture has been duly authorized by the Company and, as of the First Time of Delivery, will have been duly executed and delivered by the Company. As of the First Time of Delivery, the Indenture will be duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee and upon execution and delivery by the Company, will be enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (o) The Debentures have been duly authorized, and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor as described in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (p) The execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Declaration, the Indenture, the Guarantee Agreement and the Debentures, the issuance and delivery by the Trust of the Preferred Securities and the




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         consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole), any indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument to which the Company or any of its subsidiaries (including the Trust) is a party or by which the Company or any of its subsidiaries (including the Trust) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Trust) is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or the Declaration, nor will such actions result in any violation (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole) of any statute or any order, rule or regulation of any court or regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries (including the Trust) or any of their properties; and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for, and the absence of which would materially affect, the execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Declaration, the Indenture, the Guarantee Agreement and the Debentures, the issuance and delivery by the Trust of the Preferred Securities and the consummation of the transactions herein and therein contemplated, except such approvals as will be obtained under the Act, the Exchange Act or the Trust Indenture Act and as may be required under the securities or Blue Sky laws of the various states or the securities law of non-U.S. jurisdictions;

                  (q) Neither the Company nor any of its Principal Subsidiaries is (i) in violation of its certificate of incorporation or by-laws,
         (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (r) The statements set forth in the Prospectus under the caption "Description of the Preferred Securities", "Description of the Debentures", "Description of the Preferred Securities Guarantee", "Relationship among the Preferred Securities, the Debentures and the Preferred Securities Guarantee", "Description of Debt Securities", "Description of Capital Stock", "Description of Trust Preferred Securities", and "Description of Preferred Securities Guarantees", insofar as they purport to constitute a summary of the terms thereof, and under the caption "United States Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

                  (s) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject in which there is a reasonable possibility of an adverse decision which, individually or in the aggregate, could have a material adverse effect or prospective




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         material adverse effect, on the financial condition or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (t) Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Preferred Securities, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (u) PricewaterhouseCoopers, L.L.P., who have certified certain financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, as amended or supplemented, are, to the best knowledge of the Company, independent public accountants with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder; and

                  (v) The Common Securities have been duly authorized for issuance by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; holders thereof will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Corporation Law of the State of Delaware; and at the First Time of Delivery, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.



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         2. Subject to the terms and conditions herein set forth, (a) the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per Preferred Security of $-, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Securities as provided below, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the purchase price per Preferred Security set forth in Clause (a) of this Section 2, that portion of the number of Option Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Preferred Securities) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Option Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Option Securities which all of the Underwriters are entitled to purchase hereunder.

         The Trust hereby grants to the Underwriters the right to purchase at their election up to -Option Securities, at the purchase price per Preferred Security set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Underwritten Securities. Any such election to purchase Option Securities may be exercised only by written notice from you to the Trust, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Debentures, the Company agrees to pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount in immediately available funds of $- per Preferred Security purchased hereunder.

         3. Upon the authorization by you of the release of the Underwritten Securities and, if applicable, the Option Securities, the several Underwriters propose to offer the Underwritten Securities and, if applicable, the Option Securities for sale upon the terms and conditions described in the Prospectus.

         4. (a) The Preferred Securities to be purchased by each Underwriter hereunder will be issued by or on behalf of the Trust in one or more global securities, which will be deposited with, or in accordance with the instructions of The Depository Trust Company, New York, New York ("DTC") and registered in the name of DTC's nominee, against payment by or on behalf of such Underwriter of the purchase price therefor by wire or interbank transfer to an account specified by the Trust in immediately available funds. The time and date of such deposit and payment shall be, with respect to the Underwritten Securities, 9:30 a.m., New York City time, on - or such other time and date as you and the Trust may agree upon in writing, and, with respect to the Option Securities, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Option Securities, or



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such other time and date as you and the Trust may agree upon in writing. Such time and date for delivery of the Underwritten Securities are herein called the "First Time of Delivery", such time and date for delivery of the Option Securities, if not the First Time of Delivery, are herein called the "Second Time of Delivery", and each such time and date for delivery are herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Preferred Securities and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (the "Closing Location") all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Each of the Trust and the Company jointly and severally agrees with each of the Underwriters:

                  (a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review the same; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Preferred Securities for offering and sale under the securities laws of such states or territories of the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Securities, provided that in connection therewith neither the Company nor the Trust shall

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         be required to qualify as a foreign entity or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date hereof shall be at your expense;

                  (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Preferred Securities and if at such time either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or (ii) if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Preferred Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to security holders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule
         158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file a registration statement with the SEC under the Act relating to, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock, any other securities, in cash or otherwise, without Goldman, Sachs & Co.'s prior written consent; provided that the foregoing shall not apply to the Preferred Securities to be sold hereunder, the Conversion Shares, issuances of Common Stock as consideration in future acquisitions, transfers of Common Stock to the Company's affiliates and issuances of Common Stock under existing employee benefit or compensation plans.

                  (f) For as long as it shall be required under the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year, commencing with the fiscal year ended December 31, 2001, an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants);

                  (g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) generally furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and during a period of one year from the effective date of the Registration Statement, to furnish Goldman, Sachs & Co. such additional information concerning the business and financial condition of the Company as Goldman, Sachs & Co. may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), it being understood that such information shall be subject to such confidentiality and use restrictions as may be agreed upon from time to time and that such information shall not require the preparation of reports or other documents not otherwise prepared by the Company in the normal course of its business;

                  (h) To use the net proceeds received by it from the sale of the Preferred Securities pursuant to this Agreement in the manner specified in the Prospectus; and

                  (i) To use its best efforts to list, subject to notice of issuance, the Preferred Securities on the New York Stock Exchange (the "Exchange").

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of its counsels and accountants in connection with the registration of the Preferred Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of duplicating the Blue Sky Memorandum; (iii) all expenses in connection with the qualification of the Preferred Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Preferred Securities on the Exchange; (v) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Preferred Securities; (vi) the cost of preparing securities certificates; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the cost of printing any Agreement among the Underwriters and this Agreement, fees of their counsel, stock transfer taxes on resale of any of the Preferred Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Preferred Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Trust and the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Trust and the Company shall have performed all of their obligations in all material respects hereunder theretofore to be performed and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Shearman & Sterling, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Preferred Securities being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Trust, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                           (i) The Trust has been duly formed and is validly
                  existing in good standing as a business trust under the Delaware Act and has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus;

                           (ii) Assuming due authorization, execution and
                  delivery of the Declaration by the Company and the Trustees, the Declaration is a legal, valid and legally binding agreement of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar laws affecting the rights and remedies of creditors generally as from time to time in effect, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or considerations of public policy or the effect of applicable law relating to fiduciary duties;

                           (iii) The execution and delivery of this Agreement by
                  the Trust, and the performance by the Trust of its obligations hereunder, have been duly authorized by all requisite business trust action on the part of the Trust;

                           (iv) The Preferred Securities have been duly
                  authorized for issuance by the Declaration and are duly and validly issued and, subject to the terms of the Declaration, fully paid and non-assessable beneficial interests in the assets of the Trust;

                           (v) Holders of Preferred Securities will be, subject
                  to the terms of the Declaration, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and

                           (vi) Under the Declaration and the Delaware Act, the
                  issuance of the Preferred Securities is not subject to preemptive rights;

                  (d) Dennis E. Ross, Vice President - General Counsel of the Company, or such counsel satisfactory to you in your reasonable judgment, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                           (iii) Each of the Principal Subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and all of the issued shares of capital stock of FMCC and each of the other Principal Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and the shares of FMCC and of the other Principal Subsidiaries owned by the Company, being at least all the outstanding shares of common stock of FMCC, are owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

                           (iv) The Company has an authorized capitalization as
                  set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                           (v) The Conversion Shares have been duly authorized
                  by the Company and validly reserved for issuance by the Company upon conversion of the Debentures by all necessary corporate action of the Company, and the Conversion Shares, when duly issued by the Company, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; and the issuance of the Conversion Shares will not be subject to preemptive or similar rights;

                           (vi) To the best of such counsel's knowledge and
                  other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject in which there is a reasonable possibility of an adverse decision which, individually or in the aggregate, could have a material adverse effect on the financial condition, business, business prospects or results of operations (on an annual basis) of the Company and its subsidiaries, considered as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vii) This Agreement and the Declaration have been
                  duly authorized, executed and delivered by the Company;

                           (viii) The Indenture has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                           (ix) The Debentures have been duly authorized,
                  executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered against the payment therefor as described in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                           (x) The Guarantee Agreement has been duly authorized,
                  executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                           (xi) Each of the Indenture and the Guarantee
                  Agreement has been duly qualified under the Trust Indenture
                  Act;

                           (xii) The execution and delivery by the Company of,
                  and the performance by the Company of its obligations under this Agreement, the Declaration, the Indenture, the Guarantee Agreement and the Debentures and the consummation of the transactions herein and therein contemplated (including the issuance of the Preferred Securities by the Trust) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole), any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Company or any of its subsidiaries (including the Trust) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Trust) is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or the Declaration, nor will such actions result in any violation (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole) of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the

                  Company or any of its subsidiaries (including the Trust) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Preferred Securities or the consummation by the Company and the Trust of the transactions contemplated by this Agreement, except such approvals as will be obtained under the Act, the Exchange Act or the Trust Indenture Act and as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Preferred Securities by the Underwriters;

                           (xiii) Neither the Company nor any of Principal
                  Subsidiaries is (i) in violation of its certificate of incorporation or by-laws, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default is likely to have a material adverse effect on the financial condition, business, business prospects or results of operations (on an annual basis) of the Company and its subsidiaries, considered as a whole;

                           (xiv) The statements set forth in the Prospectus
                  under the caption "Description of the Preferred Securities", "Description of the Debentures", "Description of the Preferred Securities Guarantee", "Relationship among the Preferred Securities, the Debentures and the Preferred Securities Guarantee", "Description of Debt Securities", "Description of Capital Stock", "Description of Trust Preferred Securities" and "Description of Preferred Securities Guarantees", insofar as they purport to constitute a summary of the terms thereof are accurate in all material respects;

                           (xv) The Registration Statement has become effective
                  under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                           (xvi) Neither the Company nor the Trust is an
                  "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xvii) Such counsel does not know of any contracts or
                  other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                           (xviii) The documents incorporated by reference in
                  the Prospectus or any further amendment or supplement thereto made by the Company or the Trust prior to the First Time of Delivery (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act;

                           (xix) The Registration Statement and the Prospectus
                  (other than Exhibit 12 to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus, or omitted therefrom, and other than that part of the Registration Statement that constitutes the Forms T-1, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and

                           (xx) Such counsel believes that (i) neither the
                  Registration Statement (other than Exhibit 12 thereto and the financial statements and other accounting information contained therein or omitted therefrom, and other than that part of the Registration Statement that constitutes the Forms T-1, as to which such counsel need not express any opinion) nor any amendment thereto, at the time the same became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of the Prospectus and on the First Time of Delivery, the Prospectus (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need not express any opinion), did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  With respect to paragraph (xx) above, such counsel may state that such counsel's opinion and belief are based upon such counsel's participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof and such investigation as such counsel deems necessary or appropriate;

                  (e) Dennis E. Ross, Vice President - General Counsel of the Company, or such counsel satisfactory to you in your reasonable judgment, shall have furnished to you his written opinion, dated such Time of Delivery, confirming the statements in the Prospectus and the Registration Statement set forth under the caption "United States Federal Income Tax Considerations" to the extent they constitute summaries of matters of laws or regulation or legal conclusions;

                  (f) At the date of this Agreement, you shall have received the "lock-up" agreements, each substantially in the form of Annex III hereto, from each of those officers of the Company identified in Annex II hereto;

                  (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 10:00 a.m., New York City time and also at each Time of Delivery, PricewaterhouseCoopers, L.L.P. shall have furnished to you a "comfort letter" or

         "comfort letters", dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

                  (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries, considered as a whole, the effect of which, in any such case, is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (i) On or after the date hereof, none of the following events shall have occurred:

                           (A) (i) a declaration of a general moratorium on
                  commercial banking activities in the United States by the authorities that govern such banking system or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in your reasonable judgment, substantially impairs your ability to settle the transaction involving Preferred Securities; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the Commission or the Board of Governors of the Federal Reserve System has unequivocally stated prior to the Time of Delivery that the resumption of such system will occur within 3 business days of the scheduled Time of Delivery for such Preferred Securities, the ability to settle the transaction shall not be deemed to be substantially impaired or (ii) (1) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war by the governmental authorities empowered to make such declaration, (2) any suspension or limitation on trading in securities generally on the Exchange or any setting of minimum prices for trading on such exchange,
                  (3) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or (4) any material outbreak or material escalation of hostilities involving the United States in armed conflict, which, in the case of clause (ii)(1), (2), (3), or (4), makes it impracticable or inadvisable, in your reasonable judgment, after consultation with the Company, if possible, to proceed with the public offering or the delivery of such Preferred Securities on the terms and in the manner contemplated in the Prospectus, as amended or supplemented; or

                                    (B) (1) any substantial national or
                  international calamity or emergency, or (2) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside of the United States), which, in your view has caused a substantial deterioration in the price and/or value of such Preferred Securities, that in the case of clause (1) or (2), in the mutual reasonable determination of you and the Company, make it impracticable or inadvisable to proceed with the public offering or the delivery of such Preferred Securities on the terms and in the manner contemplated in the Prospectus, as amended or supplemented.

                  (j) The Preferred Securities to be sold by the Trust at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange; and

                  (k) Each of the Company and the Trust shall have furnished or caused to be furnished to you at such Time of Delivery certificates of its officers satisfactory to you as to the accuracy of its representations and warranties herein at and as of such Time of Delivery, as to its performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

                  8. (a) Each of you represents, warrants and agrees with the Trust and the Company that (i) it has not offered or sold and, prior to the expiry of a period of six months from each Time of Delivery, will not offer or sell any Preferred Securities to persons in the United Kingdom except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers at Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any preferred securities in circumstances in which section 21(1) of the FSMA does not apply to the Trust or the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom.

                  (b) You acknowledge that the Preferred Securities may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering. Each of you represents, warrants and agrees with the Trust and the Company that it will not distribute or circulate the Prospectus, Preliminary Prospectus or any other document in respect of the offering in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

                  (c) Each of you represents, warrants and agrees with the Trust and the Company that it will not offer, sell, or deliver any of the Preferred Securities, directly or indirectly, or distribute the Prospectus, Preliminary Prospectus, or any other offering material relating to the Preferred Securities, in or from any jurisdiction outside the United States except under circumstances that will, to your best knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Trust or the Company, except as set forth in this Agreement.

                  9. (a) The Company and the Trust, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject with respect to the Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company and the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein; and provided further that the Company and the Trust shall not be liable to any Underwriter under the indemnity agreement in this subsection
(a) with respect to the Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Preferred Securities to a person to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company and the Trust previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or alleged untrue statement, or the omission or alleged omission of a material fact contained in the Preliminary Prospectus and corrected in the Prospectus or the Prospectus as then amended or supplemented, and if such Underwriter is required by applicable law so to send or give the Prospectus or the Prospectus as then amended or supplemented.

                  The indemnity agreement in this subsection (a) of the Trust and the Company shall be in addition to any liability which the Trust and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

                  (b) Each Underwriter will indemnify and hold harmless the Company and the Trust against any losses, claims, damages or liabilities to which the Company or the Trust may become subject with respect to the Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and the Trust for any legal fees or other expenses reasonably incurred by the Company or the Trust in connection with investigating or defending any such action or claim.

                  The indemnity agreement in this subsection (b) of the Underwriters shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each administrative trustee or officer of the Trust (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Trust) and to each person, if any, who controls the Trust or the Company within the meaning of the Act.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties, which firms shall be designated in writing by you, if the indemnified parties under this Section consist of any Underwriter or any of their respective controlling persons, or by the Company or the Trust, if the indemnified parties under this
Section 9 consist of the Company, the Trust or any of the Company's or the Trust's directors, officers or controlling persons. The indemnifying party shall not be liable for any settlement of an action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Securities purchased under this Agreement (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Preferred Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined (i) by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and
(ii) with respect to any Underwriter, by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to the Preliminary Prospectus result from the fact that such Underwriter sold Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company or the Trust previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or alleged untrue statement, or the omission or alleged omission of a material fact contained in the Preliminary Prospectus and corrected in the Prospectus or the Prospectus as then amended or supplemented, and if such Underwriter is required by applicable law so to send or give the Prospectus or the Prospectus as then amended or Supplemented. The Trust, the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  10. (a) If any Underwriter shall default in its obligation to purchase the Preferred Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Preferred Securities, then the Trust and the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Preferred Securities on such terms. In the event that, within the respective prescribed periods, you notify the Trust and the Company that you have so arranged for the purchase of such Preferred Securities, or the Trust or the Company notifies you that it has so arranged for the purchase of such Preferred Securities, you or the Trust or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Trust agree to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of Shearman & Sterling, counsel for the Underwriters and Dennis E. Ross, Vice President - General Counsel of the Company, may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Preferred Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by you and the Trust or the Company as provided in subsection (a) above, the aggregate number of such Preferred Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Preferred Securities to be purchased at such Time of Delivery, then the Trust or the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Preferred Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase the Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made up to an amount thereof equal to 10% of the number of shares of the Preferred Securities which such non-defaulting Underwriter has otherwise agreed to purchase hereunder; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Preferred Securities of a defaulting Underwriter or Underwriters by you and the Trust and the Company as provided in subsection (a) above, the aggregate number of such Preferred Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Preferred Securities to be purchased at such Time of Delivery, or if the Trust or the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Preferred Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Trust to sell the Option Securities) may thereupon be terminated either by the Trust or the Company or, through you, by such Underwriters as have agreed to purchase in the aggregate 50% or more of the aggregate number of remaining Preferred Securities to be purchased at such Time of Delivery (provided, however, that nothing herein contained shall obligate any Underwriter to purchase additional Preferred Securities at such Time of Delivery in excess of the amount required to be purchased by such Underwriter pursuant to Section 10(b) hereof) without liability on the part of any non-defaulting Underwriter, the Trust or the Company, except for the expenses to be borne by the Trust and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  11. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Trust or the Company, or any officer or director or controlling person of the Trust or the Company, and shall survive delivery of and payment for the Preferred Securities.

                  Anything herein to the contrary notwithstanding, the indemnity agreement of the Company and the Trust in subsection (a) of Section 9 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificates furnished by the Company and the Trust pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company or the Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of Dennis E. Ross, Vice President - General Counsel of the Company, the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  12. If this Agreement shall be terminated pursuant to Section 10 hereof or as a result of the failure of any condition set forth in Section 7(i) hereof, the Trust and the Company shall not then be under any liability to any Underwriter, except as provided in Sections 6 and 9 hereof; but, if for any other reason, any Preferred Securities are not delivered by or on behalf of the Trust as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, as approved in writing by you, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Preferred Securities not so delivered, but the Trust and the Company shall then be under no further liability to any Underwriter in respect of the Preferred Securities not so delivered except as provided in Sections 6 and 9 hereof.

                  13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

                  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives, c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (telefax: (212) 346-3594),
Attention: Special Execution Group; if to the Trust or the Company, shall be delivered or sent by mail or facsimile transmission to the Company at The American

Road, Dearborn, Michigan 48121 (telefax: (313) 337-9591), Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission directly to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Trust or the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Trust and the Company and any person who controls the Trust, the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                  16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Trust and the Company. It is understood that your acceptance of this letter on behalf of the Underwriters is pursuant to the authority set forth in the Agreement among Underwriters, dated o, but without warranty on your part as to the authority of the signers thereof.

                                      Very truly yours,

                                      FORD MOTOR COMPANY CAPITAL TRUST II


                                      By:      FORD MOTOR COMPANY
                                               as Sponsor

                                      By:      ___________________________
                                               Name:
                                               Title:


                                      FORD MOTOR COMPANY


                                      By:      ___________________________
                                               Name:
                                               Title:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.

By:   GOLDMAN, SACHS & CO.
      Acting on behalf of themselves and the
      several Underwriters listed in
      Schedule I hereto
By:   _________________________________
         (Goldman, Sachs & Co.)

                                                                      SCHEDULE I


                                                                    NUMBER OF            NUMBER OF
                                                                    UNDERWRITTEN         OPTION
                                                                    SECURITIES TO        SECURITIES
                                                                    BE                   TO BE
                                                                    PURCHASED            PURCHASED        TOTAL
                                                                    ---------            ---------        -----
UNDERWRITER

Goldman, Sachs & Co..............................................
J.P. Morgan Securities Inc.......................................
Morgan Stanley & Co. Incorporated................................
Salomon Smith Barney Inc.........................................

         Total

                                                                         ANNEX I



                       Matters to be Covered by Letters of
                             PricewaterhouseCoopers


                  Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the statement in the Registration Statement in answer to Item 10 of Form S-3 is accurate insofar as it relates to them;

                  (ii) In their opinion, the audited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Company's Annual Report on Form 10-K most recently filed with the Commission and covered by their report included therein (the "audited financials") comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations under the Act or the Exchange Act, as applicable;

                  (iii) On the basis of limited procedures, not constituting an audit, which have been carried out through a specified date not more than two business days prior to the date of each such letter, including (1) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statements on Auditing Standards No. 71, "Interim Financial Information," on the unaudited consolidated financial statements of the Company and its subsidiaries included in the Company's Quarterly Reports on Form 10-Q filed with the Commission from the beginning of the Company's fiscal year through the date of such letter (the "quarterly financials"), (2) a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Finance Committee, Audit Committee and stockholders of the Company since the date of the audited financials, (3) inquiries of certain officials of the Company responsible for financial and accounting matters as to transactions and events subsequent to the date of the audited financials, and (4) such other procedures and inquiries as may be described in each such letter, nothing has come to their attention which has caused them to believe that:

                  (A) Any material modifications should be made to the quarterly financials for them to be in conformity with generally accepted accounting principles; or

                  (B) The quarterly financials do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations; or

                  (C) As of the last day of the month immediately preceding the date of such letter, unless such day is less than five business days prior to the date of such letter, in which case as of the last day of the second month immediately preceding the date of such



                                    Ann. I-1
         letter (or such other date as shall be mutually agreed upon by the Company and the Representative), there was any change with respect to the Company and its subsidiaries in the capital stock other than changes resulting from acquisitions or issuances of shares relating to employee benefit plans or resulting from conversions of convertible debt of the Company's subsidiaries or resulting from purchases of shares pursuant to the Company's announced stock repurchase program or any net change (i) in aggregate debt (excluding inter-company debt and deposit accounts) of any Financial Services subsidiary of the Company which had aggregate outstanding debt of $1 billion or more as of the date of its most recent quarterly financial statements, or (ii) in aggregate debt (excluding inter-company debt) of the Company and any Automotive subsidiary of the Company which had aggregate outstanding debt of $250 million or more as of the date of its most recent quarterly financial statements, as compared in each case with the corresponding amounts of outstanding debt in the balance sheets of the Company and each of such subsidiaries as of the date of their most recent quarterly financial statements, except, in all instances, for changes which the most recent report filed by the Company or any such subsidiary with the Commission containing financial statements disclosed have occurred or may occur or which are described in such letter; and

                  (iv) They have performed certain specified procedures, including comparisons with certain specified accounting records of the Company and its subsidiaries, with respect to certain items of information included in the Registration Statement, in the reports filed with the Commission from the beginning of the Company's fiscal year through the date of such letter, and in the Prospectus as amended or supplemented through the date of such letter, and have found such items to be in agreement with such records.


                                    Ann. I-2

                                                                        ANNEX II


         The Company's officers who are subject to the Lock-up Agreement


1.  William Clay Ford, Jr., Chairman of the Board and Chief Executive Officer

2.  Martin Inglis, Group Vice President and Chief Financial Officer

3.  James Padilla, Group Vice President - North America

4.  Nicholas Scheele, President and Chief Operating Officer

5.  Elizabeth Acton, Vice President and Treasurer


                                    Ann. II

                                                                       ANNEX III

                            Form of Lock-up Agreement





Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
      As Representatives of the several
      underwriters listed in Schedule I
      to the Underwriting Agreement
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004



         Re:  Ford Motor Company - Lock-Up Agreement

         Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Ford Motor Company Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss. 3801 et seq.), and Ford Motor Company, a Delaware corporation (the "Company"), providing for a public offering of o o% Cumulative Convertible Trust Preferred Securities of the Trust (the "Preferred Securities") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Preferred Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Preferred Securities and continuing to and including the date 90 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, file or cause to be filed with the SEC a registration statement under the Act relating to, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable or exercisable for or that represent



                                   Ann. III-1
the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Securities"), whether any such transaction described above is to be settled by delivery of shares of Common Stock of the Company or such other securities, in cash or otherwise.

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. In addition, the undersigned may sell up to 50,000 shares of Common Stock of the Company during the period beginning on the 30th day after the date of the final Prospectus and ending on the 90th day after the date of the final Prospectus. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Securities except in compliance with the foregoing restrictions.

         The undersigned understands that the Company, the Trust and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.



                                     Very truly yours,



                                     ----------------------------------------
                                     Name:
                                     Title:



                                   Ann. III-2